EXHIBIT 23.2

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         As independent certified public accountants, we hereby consent to the use of our reports and to all references to our firm included in or made a part of this joint proxy statement/registration statement.



Arthur Andersen LLP

Fort Lauderdale, Florida,
   July 18, 2000.